CSW International, Inc.
                                           Investments in Project Parents
                                      For the Quarter Ended September 30, 1999
                                                    (thousands)


                                                    Project              Wholly Owned
            Facility                                 Parent              Subsidiary Of               Description        Investment
---------------------------------           ------------------------ -------------------------- ----------------------  -----------


Energia Internacional de CSW de S.A de C.V.  CSW International, Inc. Central and South West Corp.   Return of Principle   $ (2,806)

Empresa de Electricidade Vale de             CSW Vale, LLC           CSW International, Inc.        Amortization of
  Paranapanema S.A.                                                                                  Development Costs         (75)

South Coast Power Limited                    CSWI Europe             CSW International, Inc.        Investment/Develop-
                                                                                                     ment Costs               (204)